                                                                    Exhibit 99.1

                             Joint Filer Information

Name of Joint Filer:                    GM Sponsor II, LLC

Address of Joint Filer:                 c/o Gores Metropoulos II, Inc.
                                        6260 Lookout Road
                                        Boulder, CO 80301

Relationship of Joint Filer to
Issuer:                                 10% Owner; Director

Issuer Name and Ticker or
Trading Symbol:                         Gores Metropoulos II, Inc. [GMII]

Date of Event Requiring Statement:
(Month/Day/Year):                       01/19/2021

Designated Filer:                       GM Sponsor II, LLC

Name of Joint Filer:                    AEG Holdings, LLC

Address of Joint Filer:                 c/o Gores Metropoulos II, Inc.
                                        6260 Lookout Road
                                        Boulder, CO 80301

Relationship of Joint Filer to
Issuer:                                 10% Owner; Director

Issuer Name and Ticker or
Trading Symbol:                         Gores Metropoulos II, Inc. [GMII]

Date of Event Requiring Statement:
(Month/Day/Year):                       01/19/2021

Designated Filer:                       GM Sponsor II, LLC

Name of Joint Filer:                    Alec Gores

Address of Joint Filer:                 c/o Gores Metropoulos II, Inc.
                                        6260 Lookout Road
                                        Boulder, CO 80301

Relationship of Joint Filer to
Issuer:                                 10% Owner; Director; Officer
                                        (Chief Executive Officer)

Issuer Name and Ticker or
Trading Symbol:                         Gores Metropoulos II, Inc. [GMII]

Date of Event Requiring Statement:
(Month/Day/Year):                       01/19/2021

Designated Filer:                       GM Sponsor II, LLC